Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 5, 2024, relating to the consolidated financial statements of Hitek Global Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, included in the Registrant’s 2023 annual report on Form 20-F filed with the Securities and Exchange Commission on April 5, 2024.

We also consent to the reference to us under the heading “Experts” in this Form F-3.

/s/ Wei, Wei & Co., LLP

Flushing, New York

August 22, 2024